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                                                                                                         Exhibit 11
                                     BERGEN BRUNSWIG CORPORATION
                                     ---------------------------

                              COMPUTATION OF PRIMARY EARNINGS PER SHARE
                             FOR THE SECOND QUARTER AND SIX MONTHS ENDED
                                MARCH 31, 1994 AND FEBRUARY 28, 1993
                          (in thousands except share and per share amounts)
                                            (Unaudited)
                                                                   SECOND QUARTER                 SIX MONTHS
                                                             -------------------------     -------------------------
                                                              March 31,    February 28,    March 31,     February 28,
                                                                1994           1993           1994           1993
                                                             -------------------------     -------------------------
DATA AS TO EARNINGS:
  Earnings before extraordinary loss                         $   14,529     $   15,356     $   24,860     $   27,284
  Extraordinary loss from early extinguishment
    of debt, net of taxes on income                                   -         (2,570)             -         (2,570)
                                                             ----------     ----------     ----------     ----------
    Net earnings applicable to common
      and common equivalent shares                           $   14,529     $   12,786     $   24,860     $   24,714
                                                             ==========     ==========     ==========     ==========

DATA AS TO NUMBER OF COMMON AND
  COMMON EQUIVALENT SHARES:
  Weighted average number of shares outstanding:
    Class A Common Stock                                     35,849,234     35,172,015     35,662,148     35,001,464
    Class B Common Stock                                         62,209        100,492         81,351        100,492
  Shares of Class A Common Stock to be issued from
    assumed conversion of remainder of Class B Stock            530,553        857,046        693,799        857,046
  Common equivalent shares assuming issuance of shares
    represented by outstanding employees' stock options:
    Additional shares assumed to be issued                      680,849        757,087        593,424        631,076
    Reduction of such additional shares assuming
      proceeds invested in treasury stock (at average
      market stock prices during each period)                  (579,643)      (635,917)      (503,480)      (485,930)
                                                             ----------     ----------     ----------     ----------
        Average number of common and common
          equivalent shares outstanding                      36,543,202     36,250,723     36,527,242     36,104,148
                                                             ==========     ==========     ==========     ==========

EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE OUTSTANDING:
    Before extraordinary loss                                $      .40     $      .42     $      .68     $      .75
    Extraordinary loss                                                -           (.07)             -           (.07)
                                                             ----------     ----------     ----------     ----------
      Net earnings                                           $      .40     $      .35     $      .68     $      .68
                                                             ==========     ==========     ==========     ==========

Reference is made to Notes D and E in the accompanying Notes to Consolidated Financial Statements.


                                                24
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                                                                                                        EXHIBIT 11.1
                                   BERGEN BRUNSWIG CORPORATION
                                   ---------------------------

                    COMPUTATION OF EARNINGS PER SHARE ASSUMING FULL DILUTION
                            FOR THE SECOND QUARTER AND SIX MONTHS ENDED
                               MARCH 31, 1994 AND FEBRUARY 28, 1993
                         (in thousands except share and per share amounts)
                                           (Unaudited)
                                                                  SECOND QUARTER                  SIX MONTHS
                                                             -------------------------     -------------------------
                                                              March 31,    February 28,     March 31,    February 28,
                                                                 1994           1993           1994           1993
                                                             -------------------------     -------------------------
NET EARNINGS APPLICABLE TO COMMON
  AND COMMON EQUIVALENT SHARES
  (see Exhibit 11)                                           $   14,529     $   12,786     $   24,860     $   24,714
  Interest on Convertible Zero Coupon-Subordinated Notes
   (6-3/4% yield to maturity), net of tax effect                      -          1,702              -          3,812
                                                             ----------     ----------     ----------     ----------
      Net earnings applicable to common and common
        equivalent shares assuming full dilution             $   14,529     $   14,488     $   24,860     $   28,526
                                                             ==========     ==========     ==========     ==========

DATA AS TO NUMBER OF COMMON AND
  COMMON EQUIVALENT SHARES ASSUMING
  FULL DILUTION:
  Average number of common and common equivalent
    shares outstanding (see Exhibit 11)                      36,543,202     36,250,723     36,527,242     36,104,148
  Additional shares of Class A Common Stock resulting
    from assumed conversion of Convertible Zero
    Coupon-Subordinated Notes (6-3/4% yield to maturity)              -      6,213,993              -      6,995,033
  Excess of incremental shares assumed to be issued under
    stock options (using market prices at end of each period)
    over shares used in computing primary earnings per share
    (using average market prices during each period)                  -              -          7,181              -
                                                             ----------     ----------     ----------     ----------
      Average number of common and common equivalent
        shares outstanding assuming full dilution            36,543,202     42,464,716     36,534,423     43,099,181
                                                             ==========     ==========     ==========     ==========

EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE OUTSTANDING
  ASSUMING FULL DILUTION:
    Before extraordinary loss                                $      .40     $      .40     $      .68     $      .72
    Extraordinary loss                                                -           (.06)             -           (.06)
                                                             ----------     ----------     ----------     ----------
        Net earnings                                         $      .40     $      .34     $      .68     $      .66
                                                             ==========     ==========     ==========     ==========

Reference is made to Notes D and E in the accompanying Notes to Consolidated Financial Statements.


                                               25
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